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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Gray Communications Systems, Inc. of our report dated February 4, 2002 relating to the consolidated financial statements and schedule, which appear in the Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
April 9, 2002